Exhibit 11.1

                     INTEGRAL SYSTEMS INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                               Three Months Ended
                                                                   December 31,
                                                              2001            2000
                                                           ----------      ----------
     Basic:

     Net Income                                            $  616,105      $1,052,240

     Weighted average number of common shares               9,073,196       9,441,118

     Earnings per share                                    $     0.07      $     0.11

     Diluted:

     Net Income                                            $  616,105      $1,052,240

     Weighted average number of common shares               9,315,690       9,564,362

     Earnings per share                                    $     0.07      $     0.11

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